UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 21, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01. Regulation FD Disclosure:

Content of LabOne Conference Call held December 21, 2004

The following report is about LabOne's guidance for fiscal 2005. Some portions of the following discussion may contain "forward-looking statements," including, but not limited to, projections and statements of revenues, margins, earnings, capital expenditures, expansion of services, markets, and payor contracts, and plans of operations, including integration of operations and improvements in operating efficiencies. Forward-looking statements are not guarantees of future performance or results. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, contractual and logistical limitations, weather and other causes of construction delays, the volume, pricing and mix of services provided by the Company, intense competition, the loss of one or more significant customers or payor contracts, government reimbursement policies, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission ("SEC"), including the Company's 2003 Annual Report on Form 10-K and the Company's Form S-3 Registration Statement filed with the SEC on September 10, 2004.

Today, LabOne announced its earnings guidance for fiscal 2005 of $1.68 per diluted share, including $0.06 per diluted share associated with the expensing of stock options in the third and fourth quarters of 2005. This guidance does not include the impact of any future acquisitions. The approved capital budget for 2005 is $36.0 million, including $20.5 million associated with the construction of the new laboratory facility in Cincinnati, which is expected to be completed at the end of the second quarter of 2005.

Our guidance for 2005 is based on consolidated revenue growth of approximately 10%, including 5% to 6% growth in risk assessment services, 15% to 16% growth in clinical healthcare testing and 17% to 18% growth in substance abuse testing. Although we anticipate insurance testing revenues to be flat to slightly decreased compared to 2004, we anticipate continued growth in paramedical examinations and other insurance services, principally tele-underwriting. Although our clinical growth outlook for 2005 reflects our limited capacity in Cincinnati until the new facility is operational in the third quarter of 2005, we anticipate penetration in new markets and new managed care arrangements during the year. Substance abuse testing growth reflects our evaluation of trends in the pre-employment market and the benefit of accounts added during the end of 2004.

With the completion of our new facility in Cincinnati at the end of the second quarter of 2005, we will increase laboratory capacity and improve efficiencies, thus promoting improved operating margins for our Cincinnati operation and healthcare testing, overall. Other cost saving opportunities will continue to focus on the internalization of cytology and histology, as previously announced. The new facility will allow us to proceed with certain business continuity initiatives that we have included in our 2005 budget. These initiatives will focus both on operational and information technology objectives. Finally, operating margins for substance abuse testing are expected to benefit with increased capacity utilization in our Lenexa Kansas laboratory.

Item 9.01  Financial Statements and Exhibits

c.  Exhibits

99.1  Press release of LabOne, Inc. dated December 21, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 21, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer